EXHIBIT 10.10

First Amendment to Employment Agreement

This First Amendment to Employment Agreement (this “Amendment”) is entered into effective as of April 26, 2016 (the “Effective Date”) by and among American Renal Management LLC, a Delaware limited liability company (the “Company”), American Renal Holdings Inc., a Delaware corporation (“ARH”), and Syed T. Kamal, a resident of the State of Florida (“Executive”).

W I T N E S S E T H

WHEREAS, the Company, ARH and Executive entered into that certain employment agreement, dated March 22, 2010 (the “Original Agreement”); and

WHEREAS, the Company, ARH and Executive each desire to amend the Original Agreement as provided below to modify the target Bonus percentage and the timing of payment of the Bonus (as defined in the Original Agreement).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Company, ARH and Executive each hereby agree to amend the Original Agreement to reflect this change, as follows:

1.Definitions.  Capitalized terms used and not otherwise defined in this Amendment have the meanings given such terms in the Original Agreement.

2.Amendments.  The following provisions shall apply, and the Original Agreement shall be deemed amended as of the Effective Date as follows:

(a)Section 5.2(a) of the Original Agreement shall be amended by replacing the percentage “75%” in the first sentence thereof with the percentage “100%”.

(b)Section 5.2(b) of the Original Agreement shall be stricken and replaced by the following:

“(b)For any fiscal year in which the Bonus is not subject to the deduction limit under Section 162(m) of the Code pursuant to the transition relief provisions of Treasury Regulation Section 1.162-27(f)(1) (the “Transition Period”), the full estimated Bonus (less applicable withholding taxes) shall be paid no later than December 31 of the fiscal year to which such Bonus relates based on estimated Consolidated EBITDA for such fiscal year (the “Estimated Bonus”); provided that, if the ARH Group’s Consolidated EBITDA, as reflected, without duplication, in the audited financial statements of the ARH Group for such fiscal year differs from the ARH Group’s estimated Consolidated EBITDA for such fiscal year, as reflected in the unaudited, internal financial statements used to determine the Estimated Bonus, then the Bonus shall be recalculated by the Board, and the Company or the Executive, as the case may be, shall pay to the other, within 30 days of such determination, any amounts that are required to reflect the actual amount of the Bonus for such fiscal year, based upon the ARH Group’s Consolidated EBITDA, as reflected in the audited financial statements of the ARH Group.  Following the Transition Period, the Bonus (less applicable withholding taxes) shall be paid to Executive at the same time as bonuses are generally payable to other senior executives of the Company, but in no event later than two and one-half months following the close of the fiscal year to which the Bonus relates.”

3.Amendment Governs in the Case of Conflict.  In the event that any terms or provisions of the Original Agreement conflict or are inconsistent with the terms and provisions of this Amendment, the terms of this Amendment shall govern and control.

4.No Further Modification.  Except as amended hereby, the Original Agreement remains unmodified and in full force and effect.

[Signature Page Follows]

Signature Page to Amendment to Employment Agreement between American Renal Management LLC, American Renal Holdings Inc. and Syed T. Kamal

IN WITNESS WHEREOF, the Company and Executive have executed this Amendment effective as of the Effective Date.

AMERICAN RENAL HOLDINGS INC.

By:	/s/ Joseph A. Carlucci
Name:	Joseph A. Carlucci
Title:	CEO

AMERICAN RENAL MANAGEMENT LLC

By:	/s/ Joseph A. Carlucci
Name:	Joseph A. Carlucci
Title:	CEO

EXECUTIVE

/s/ Syed T. Kamal
Syed T. Kamal